UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2007
CSS Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1845 Walnut Street, Philadelphia, PA		19103

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:                               (215) 569-9900
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)	(1) On October 25, 2007, the Board of Directors of CSS Industries, Inc. (the “Company”) increased the number of directors of the Company from seven to eight and filled the resulting vacancy by electing John J. Gavin as a member of the Company’s Board of Directors.

(2) There are no arrangements or understandings between Mr. Gavin and any other persons pursuant to which Mr. Gavin was selected as a director.

(3) Mr. Gavin was elected as a member of the Human Resources Committee of the Board of Directors of the Company on October 25, 2007.

(4) With respect to Mr. Gavin and members of his immediate family, there have been no past transactions and there are no currently proposed transactions described in Item 404(a) of Regulation S-K.

(5) Mr. Gavin will participate in the same compensation arrangements as the Company’s other non-employee directors. These arrangements are as follows:
(i)      Each non-employee director receives an annual fee of $25,000, plus $1,000 for attendance at each Board and Board Committee meeting and for each consultation with management or another member of the Board or with a Board or Board Committee advisor or consultant pertaining to the activities of the Board or any Board Committee of which such director is a member, except that the fee for attendance at Board or Board Committee meetings or consultations held telephonically and of not more than one hour in duration is $500.00. In addition, the chairperson of the Human Resources Committee and of the Nominating and Governance Committee each receive an additional annual fee of $5,000, and the chairperson of the Audit Committee receives an additional annual fee of $10,000.
(ii)      Each non-employee director is eligible to participate in the Company’s 2006 Stock Option Plan for Non-Employee Directors (the “2006 Stock Plan”). The 2006 Stock Plan provides for the automatic grant to each non-employee director, on the last day on which our common stock is traded in each November through the year 2010, of nonqualified stock options to purchase 4,000 shares of CSS common stock at an exercise price per share equal to the closing price per share of CSS common stock on the date the stock options are granted. Each option granted under the 2006 Stock Plan expires five years after the date the option was granted. Twenty-five percent of the shares underlying each stock option grant become exercisable on each of the first four anniversaries of the date of grant. These installments are cumulative and exercisable during the remainder of the term of the option.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc. (Registrant)
By:	/s/ William G. Kiesling
William G. Kiesling
Vice President -- Legal and Human Resources and General Counsel

Date: October 29, 2007

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